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                                                                 EXHIBIT 10.18.2



                               FIRST AMENDMENT TO
                         WARRANT CERTIFICATE NO. W-PA-5
                                       AND
                 UNDERLYING PLACEMENT AGENT'S WARRANT AGREEMENT
                 (FOR 38,067 SHARES DATED AS OF OCTOBER 4, 1995)

This shall constitute an Amendment to that certain Warrant Certificate for the Purchase of Shares of Common Stock (the "Warrant Certificate") executed as of October 4, 1995, by Norris Communications Corp. (predecessor to Norris Communications, Inc., the "Company") in favor of AUERBACH, POLLAK & RICHARDSON, INC. (the "Holder"), which agreement granted to Holder the right to purchase 38,067 shares of common stock of the Company. Said Warrant Certificate is hereby amended and modified in the following manner:

1. To amend the Warrant Certificate to reflect 38,067 shares subject to future option and amend the Purchase Price to $0.25 per share, the header and first paragraph of the Warrant Certificate is hereby deleted and replaced with the following header and paragraph:

     "No. W-PA-5                                         38,067 Warrants

     This Warrant Certificate certifies that AUERBACH, POLLAK & RICHARDSON, INC. is the registered holder of Thirty Eight Thousand Sixty Seven (38,067) Warrants to purchase initially, at any time from October 4, 1995 until 5:00 p.m., New York time on October 5, 2005 (the "Expiration Date"), up to Thirty Eight Thousand Sixty Seven (38,067) fully paid and non-assessable shares (the "Shares") of Common Stock, par value $0.001 (the "Common Stock"), of Norris Communications, Inc., a Delaware corporation, (the "Company"), at a purchase price of $0.25 per Share (the "Purchase Price"), upon surrender of this Warrant Certificate and payment of the applicable Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Placement Agent's Warrant Agreement dated as of October 4, 1995, as amended, by and between the Company and Auerbach, Pollak & Richardson, Inc. (the "Warrant Agreement"). Payment of the Purchase Price shall be made by certified check or cashier's check or money order payable to the order of the Company."

All other provisions of the Warrant Certificate shall remain in full force and effect as amended, without modification.

2. Holder agrees that for purposes of applying the Warrant Certificate and the Warrant Agreement, that the Holder hereby eliminates all prior and any future price and share adjustments for dilutive events by hereby agreeing to the deletion of Section 8 c. - "Adjustments for Dilutive Events" of the Warrant Agreement in application with Holder's Warrant Certificate. The other adjustments for other events provided in Section 8 and all other provisions of the Warrant Agreement shall remain in full force and effect as amended, without modification.

The undersigned Holder acknowledges that the Warrant Certificate has not been assigned, transferred, pledged or encumbered in any manner and that the undersigned has all corporate power and authority to execute this amendment which is a binding agreement between Holder and Company.

IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be executed by duly authorized officers effective as of the 30th day of September, 1997.

NORRIS COMMUNICATIONS, INC.

BY: /s/ Alfred H. Falk
   ------------------------------------
    Alfred H. Falk, President

AUERBACH, POLLAK & RICHARDSON, INC.

BY: /s/ Hugh Regan
   ------------------------------------
Printed Name:  Hugh Regan
             --------------------------
Position: President and Chief Executive Officer
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